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EXHIBIT 3.2


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            ORTEC INTERNATIONAL, INC.

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                  Adopted in Accordance with the Provisions of
               Section 242 and 245 of the General Corporation Law
                            of the State of Delaware

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                  The undersigned, being the secretary of Ortec International,
Inc., a corporation existing under the laws of the State of Delaware (the "Corporation") does hereby certify that (i) the Certificate of Incorporation of the Corporation under the name "Ortec International, Inc." was filed with the Secretary of State of the State of Delaware on March 12, 1991 (ii) the Agreement of Merger merging The Skin Group, Ltd. with and into the Corporation was filed with the Secretary of the State of Delaware on July 27, 1992, (iii) a Certificate of Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on September 4, 1998 and
(iv) the Certificate of Incorporation of the Corporation is hereby amended and restated as follows (as so amended and restated, this "Certificate of Incorporation"):

                  FIRST: The name of the corporation (hereinafter called the "Corporation") is Ortec International Inc.,

                  SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                  FOURTH: 1. Authorized Capital Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 36,000,000, consisting of 35,000,000 shares of common stock, par value $.001 per share ("Common Stock"),







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                  and 1,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

                           2. Preferred Stock. The Board of Directors of
                  the Corporation is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series, to increase or decrease the number of shares of Preferred Stock designated for any such series, and to fix the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board of Directors with respect to each such series will include, without limiting the generality or effect of the foregoing, the determination of any or all of the following:

                           (a) the voting powers, if any, and whether such voting powers are full or limited in such series;

                           (b) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

                           (c) whether dividends, if any, will be cumulative or noncumulative, the dividend rate, if any, of such series, and the dates and preferences of dividends, if any, on such series;

                           (d) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (e) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

                           (f) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; and

                           (g) the provisions, if any, of a sinking fund applicable to such series;

                  all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

                           3. Common Stock. Except as may otherwise be provided
                  in a Preferred Stock Designation, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of

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                  Common Stock held of record by such holder as of the record date for such meeting.

                  FIFTH: The Corporation is to have perpetual existence.

                  SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  SEVENTH: For the management of the business and the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                           1. The management of the business and the conduct of
                  the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                           2. The power to adopt, amend, or repeal the By-Laws
                  of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the

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                  DGCL shall be set forth in a By-Law adopted by the
                  stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

                  EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL. Any repeal or modification of this Article Eighth will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

                  NINTH: The Corporation will, to the fullest extent permitted or required by Section 145 of the DGCL, as from time to time amended and supplemented, indemnify any and all persons whom it will have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein will not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of the stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of this Article Ninth will not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

                  TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Tenth.





Signed on September 6, 2001


                                --------------------------
                                       Ron Lipstein
                                         Secretary

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